UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 20, 2013 (March 15, 2013)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 15, 2013, Mr. Joseph J. Murin, a member of the board of directors (the “Board”) of iGATE Corporation (the “Company”), informed the Company that he will be retiring, not due to any disagreement with the Company or its Board, and therefore will not stand for re-election at the Company’s annual meeting of shareholders, scheduled to be held on April 11, 2013.

(e) On January 18, 2013, the Compensation Committee (the “Committee”) of the Board approved changes to the compensation terms for the Company’s President and Chief Executive Officer, Mr. Phaneesh Murthy, and for the Company’s Chief Financial Officer, Mr. Sujit Sircar, to become effective upon amendment of each officer’s respective employment agreement. On March 19, 2013, Mr. Murthy and Mr. Sircar entered into amendments to their respective employment agreements, substantially in accordance with the terms approved by the Committee on January 18, 2013. Each of the aforementioned employment agreement amendments are attached hereto as an Exhibit and incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment Agreement to the Senior Executive Employment Agreement, dated March 19, 2013, between Phaneesh Murthy and iGATE Technologies, Inc.

10.2	Amendment to Employment Agreement, dated March 19, 2013, between Sujit Sircar and iGATE Global Solutions Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

March 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement to the Senior Executive Employment Agreement, dated March 19, 2013, between Phaneesh Murthy and iGATE Technologies, Inc.

10.2	Amendment to Employment Agreement, dated March 19, 2013, between Sujit Sircar and iGATE Global Solutions Limited.